Exhibit 99.2

Delta has updated its cost outlook using the non - fuel CASM framework introduced at Capital Markets Day 1 (CMD) on December 16, 2021. Additional Metrics for Financial Modeling – 4Q 2022 September Quarter 2022 Supplemental Information October 13, 2022 Total Revenue 1 $12.0 - $12.4 billion Third - party refinery sales 2 $0.9 - $1.0 billion Capacity 3 Down 8 - 9% CASM - Ex 1,3 Up 12 - 13% Fuel Price 1,4 ($/gal) $3.35 - $3.55 (1) Non - GAAP measure (2) Third - party refinery sales are excluded from Total Revenue because they are not indicative of the trends in our airline business. Third - party refinery sales are at or near cost and as such, the recorded margin on these sales is de minimis. (3) Compared to December quarter 2019 (4) Fuel price guidance is based on prices as of October 10th, including Brent at $96 per barrel, cracks at $58 per barrel and $0.23 per gallon refinery contribution

Forward Looking Statements

Statements made in this presentation that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments or strategies for the future, should be considered "forward-looking statements" under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic has had on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely and of the data stored within them, as well as compliance with ever-evolving global privacy and security regulatory obligations; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long-lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; changes in the cost of aircraft fuel; extended disruptions in the supply of aircraft fuel, including from Monroe Energy, LLC ("Monroe"), a wholly owned subsidiary of Delta; failure or inability of insurance to cover a significant liability at Monroe's Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe's refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity or inability to achieve certain sustainability goals; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including but not limited to increased regulation to reduce emissions and other risks associated with climate change, and the cost of compliance with more stringent environmental regulations; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this presentation, and which we undertake no obligation to update except to the extent required by law.

Non-GAAP Reconciliations

Non-GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. ("GAAP"). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The table below shows a reconciliation of the non-GAAP financial measure used in this update to the most directly comparable GAAP financial measure. The reconciliation may not calculate due to rounding.

Delta is not able to reconcile certain forward looking non-GAAP financial measures without unreasonable effort because the adjusting items such as those used in the reconciliations below will not be known until the end of the indicated future periods and could be significant.

DELTA Investor Relations

Adjustments. This reconciliation includes certain adjustments to GAAP measures for the following items, if applicable, for the reasons indicated below: Aircraft fuel and related taxes. The volatility in fuel prices impacts the comparability of year - over - year financial performance. The adjustment for aircraft fuel and related taxes allows investors to better understand and analyze our non - fuel costs and year - over - year financial performance. Profit sharing. We adjust for profit sharing because this adjustment allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. Delta Private Jets adjustment. Because we combined Delta Private Jets with Wheels Up in January 2020, we have excluded the impact of Delta Private Jets from 2019 results for comparability. Three Months Ended (in cents) December 31, 2019 CASM 15.34 Aircraft fuel and related taxes (3.08) Profit Sharing (0.59) Delta Private Jets adjustment (0.07) 11.59 CASM-Ex Adjusted for: Non-Fuel Unit Cost or Cost per Available Seat Mile, adjusted ("CASM-Ex")